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                                                                   EXHIBIT 99.28


                                (FORM OF PROXY)

                         KANA COMMUNICATIONS, INC.

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS--July 3, 2001
       (This Proxy is solicited by the Board of Directors of the Company)

   The undersigned stockholder of Kana Communications, Inc. hereby appoints James C. Wood, David B. Fowler and Frank Huang, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Kana Communications, Inc. to be held at 10:00 a.m., local time, on July 3, 2001, at Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303 on the following matters:

  1. APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AMONG KANA COMMUNICATIONS, INC., BROADBASE SOFTWARE, INC. AND ARROW ACQUISITION CORP.

                           [_] FOR[_] AGAINST[_] ABSTAIN

  2. APPROVAL OF THE AMENDMENT TO KANA'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO "KANA SOFTWARE, INC."

                           [_] FOR[_] AGAINST[_] ABSTAIN

  3. APPROVAL AND ADOPTION OF AN AMENDMENT OF KANA'S 1999 STOCK INCENTIVE
     PLAN TO:

    . INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE
      UNDER THE 1999 PLAN BY 15,000,000 SHARES; AND

    . INCREASE THE LIMIT ON THE MAXIMUM NUMBER OF SHARES BY WHICH THE 1999
      PLAN MAY AUTOMATICALLY INCREASE EACH YEAR BY 4,000,000 SHARES EFFECTIVE FOR ALL CALENDAR YEARS AFTER 2001.

                           [_] FOR[_] AGAINST[_] ABSTAIN

  4. APPROVAL AND ADOPTION OF AN AMENDMENT AND RESTATEMENT OF KANA'S 1999 EMPLOYEE STOCK PURCHASE PLAN TO:

    . INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE
      UNDER THE PURCHASE PLAN BY 10,000,000 SHARES;

    . INCREASE THE MAXIMUM NUMBER OF SHARES BY WHICH THE SHARE RESERVE MAY
      AUTOMATICALLY INCREASE BY 3,333,334 SHARES PER YEAR; AND

    . REVISE CERTAIN OTHER PROVISIONS TO FACILITATE THE ADMINISTRATION OF
      THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

                           [_] FOR[_] AGAINST[_] ABSTAIN


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  5. TO ELECT TWO DIRECTORS TO SERVE FOR THREE-YEAR TERMS ENDING IN THE YEAR
     2004 OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

     [_] FOR all nominees listed below[_] WITHHOLD AUTHORITY[_] EXCEPTIONS

    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX, AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

                                ROBERT W. FRICK
                                 KEVIN HARVEY

  6. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

                           [_] FOR[_] AGAINST[_] ABSTAIN

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5 AND PROPOSAL 6.

   Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.

                                         --------------------------------------
                                         Name(s) of Stockholder

                                         --------------------------------------
                                         Signature(s) of Stockholder

Dated: ___________________